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                                LEGG MASON, INC.
                            (a Maryland corporation)

                          6 1/2% Senior Notes due 2006


                               PRICING AGREEMENT



                                                              February 9, 1996


Legg Mason Wood Walker, Incorporated
111 South Calvert Street
Baltimore, Maryland  21202

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
North Tower
World Financial Center
New York, New York  10281

Dear Sirs:

                 Legg Mason, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 9, 1996 (the "Underwriting Agreement"), to issue and sell to Legg Mason Wood Walker, Incorporated, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), the securities specified herein (the "Securities"). This agreement is the Pricing Agreement relating to the Securities referred to in the Underwriting Agreement.

                 Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Each reference to the
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Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The address of the Underwriters referred to in Section 11 of the Underwriting Agreement is Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Managing Director, Debt Syndicate.

                 An amendment to the Registration Statement, or the Prospectus Supplement, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                 Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth herein, the aggregate principal amount of Securities.

                 Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriters as follows:

Title of Debt Securities:                         6 1/2% Senior Notes Due 2006

Principal amount to be issued:                    $100,000,000

Current ratings:                                  BBB (Standard & Poor's);
                                                  Baa2 (Moody's)

Interest rate:                                    6 1/2% Payable February 15
                                                  and August 15, commencing
                                                  August 15, 1996

Date of maturity:                                 February 15, 2006

Redemption provisions:                            The Securities are not
                                                  redeemable by the Company
                                                  prior to maturity

Conversion:                                       None


                                       2
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

Sinking fund requirements:                        None

Public offering price:                            99.528%, plus accrued
                                                  interest, if any, from
                                                  February 14, 1996.

Purchase price:                                   98.878%, plus accrued in-
                                                  terest, if any, from Feb-
                                                  ruary 14, 1996 (payable
                                                  in same-day funds).

Closing date and location:                        February 14, 1996 at the
                                                  offices of Skadden, Arps,
                                                  Slate, Meagher & Flom, 919
                                                  Third Avenue, New York, New
                                                  York  10022


                 This Agreement shall be governed by the laws of the State of New York.

                                  ------------

                                       3
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                 If the foregoing is in accordance with your understanding of the agreement between you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts (including the provisions of the Underwriting Agreement incorporated by reference herein) shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                LEGG MASON, INC.

                                By: /s/ Raymond A. Mason
                                    -----------------------
                                    Name:  Raymond A. Mason
                                    Title: President

Accepted as of the date first above written:

LEGG MASON WOOD WALKER, INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By  LEGG MASON WOOD WALKER, INCORPORATED

By:      /s/ Elisabeth N. Spector
         -------------------------------
         Name:  Elisabeth N. Spector
         Title: Senior Vice President

By  MORGAN STANLEY & CO. INCORPORATED

By:      /s/ Michael Rollings
         -------------------------------
         Name:  Michael Rollings
         Title: Vice President





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                                   SCHEDULE I


                                                                        Aggregate
                                                                        Principal
                                                                        Amount of
Name of Underwriter                                                     Securities
-------------------                                                     ----------
Legg Mason Wood Walker, Incorporated................................   $  5,000,000
Morgan Stanley & Co. Incorporated...................................     47,500,000
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated...............................................     47,500,000
TOTAL...............................................................   $100,000,000

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                                  SCHEDULE II


Principal Subsidiaries of the Company


Legg Mason Wood Walker, Incorporated
Howard Weil Financial Corporation
Howard, Weil, Labouisse, Friedrichs Incorporated
Western Asset Management Company
Legg Mason Real Estate Services, Inc.
Dorman & Wilson, Inc.
Legg Mason Fund Adviser, Inc.
Batterymarch Financial Management, Inc.
Bartlett & Co.